                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


     We consent to the incorporation by reference in Registration Statement Nos. 333-89860 and 333-77831 on Form S-8 of John Q. Hammons Hotels, Inc.
of our report dated February 7, 2003, relating to the consolidated financial statements of John Q. Hammons Hotels, Inc. as of and for the year ended January 3, 2003, incorporated by reference in the Annual Report on Form 10-K of John Q. Hammons Hotels, Inc. for the year ended January 3, 2003.



Deloitte & Touche


Cincinnati, Ohio
March 31, 2003